EXHIBIT 99.1

NeuroMetrix Reports 2009 Financial Results

WALTHAM, Mass.—(BUSINESS WIRE)—February 10, 2010—NeuroMetrix, Inc. (Nasdaq: NURO), a health care company transforming patient care through neurotechnology, today announced its financial results for the three months and year ended December 31, 2009.

Total revenues for the fourth quarter of 2009 were $6.2 million, compared with $7.2 million for the fourth quarter of 2008. Revenues in the quarter were comprised of 9% medical equipment sales and 91% consumables sales in comparison with 14% and 86%, respectively, for the fourth quarter of 2008. Medical equipment sales consist of nerve conduction testing devices (ADVANCE™ and NC-stat®) and related modules, and service agreement revenues. Consumables sales include single use nerve-specific electrodes, EMG needles, and other accessories. Gross margin in the fourth quarter of 2009 was 70.5% of total revenues compared with 67.8% for the fourth quarter of 2008. Net income for the fourth quarter of 2009 was $0.4 million, or $0.02 per share, and included a gain of $2.2 million, or $0.10 per share, relating to the revaluation of warrants issued in the Company’s September 2009 financing. In comparison, net loss for the fourth quarter of 2008 was $4.1 million, or $(0.30) per share.

For the year ended December 31, 2009, total revenues were $26.1 million, compared with $31.1 million in 2008. Revenues for 2009 were comprised of 10% medical equipment sales and 90% consumables sales in comparison with 9% and 91%, respectively, for the year ended December 31, 2008. Gross margin for 2009 was 71.2% of total revenues compared with 71.0% for 2008. Net loss for 2009 was $11.9 million, or $(0.71) per share and included a net charge of $5.2 million, or $0.31 per share, for the revaluation of warrants issued in the September 2009 financing. In comparison, net loss for 2008 was $27.7 million, or $(2.02) per share.

During the fourth quarter of 2009, the Centers for Medicare and Medicaid Services (“CMS”) published a new Category I CPT code in the 2010 Physician’s Fee Schedule for nerve conduction studies performed with preconfigured electrode arrays, such as those utilized with the NC-stat System. The Company believes that this CPT code may streamline Medicare reimbursement for medically appropriate nerve conduction studies performed using the NC-stat System, and could also be a positive influence on reimbursement by commercial insurers.

The Company has recently undertaken a number of initiatives to address market opportunities, including the following:

•                  Organizing North America Sales into a Physician’s Office sales group supporting primary care, internal medicine, endocrinology, and rheumatology, and a Neurointerventional sales group supporting neurology, physical medicine and rehabilitation and orthopedics.

•                  Initiating a field clinical education group to supplement the Physician’s Office sales force and provide direct clinical support to customers.

•                  Redirecting Physician’s Office sales representatives to focus primarily on new account acquisition.

•                  Merging the corporate customer service and account management groups into a single customer support organization.

•                  Adding an employee on-site in the United Kingdom to manage European sales, as well as extending customer service hours to support European customers.

•                  Developing several clinical outcomes studies relating to use of pre-configured electrode arrays, which the Company anticipates will be launched in 2010.

“We see an opportunity to reinvigorate and expand our installed base of customers,” said Shai N. Gozani, M.D., Ph.D., NeuroMetrix President & CEO. “Publication of the new Category I CPT code was a positive development that should help our business in the long term.  Physician reimbursement under the CPT code is lower than under the prior codes, which will necessitate some changes in our business model that will put downward pressure on revenues and margins in the near term.  However, we have taken steps that we believe may lead to an increase in the number of physicians using our products and an increase in electrode utilization within accounts. The range of issues our customers face, which include changes in reimbursement, decreased patient visits, and uncertainty arising from the national debate on health care reform, make 2010 a difficult year to predict. We are working to position ourselves to rebuild demand and, over time, return the Company to a growth track.”

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, February 10, 2010 at 8:00 a.m., Eastern time, to discuss the Company’s financial results, business and financial developments, as well as other forward-looking information about the Company’s business. To access the call, dial 800-659-1942 (domestic), or 617-614-2710 (international). The confirmation code is 65018804. The call will also be webcast and will be accessible from the Company’s website at http://www.neurometrix.com under the “Investor Relations” tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 74951707.

About NeuroMetrix

NeuroMetrix is a science-based health care company transforming patient care through neurotechnology. We provide innovative products for preservation and restoration of nerve and spinal cord function, and pain control. To date, our focus has been primarily on the assessment of neuropathies. Neuropathies affect the peripheral nerves and parts of the spine and are frequently caused by or associated with carpal tunnel syndrome, diabetes, sciatica, and other clinical disorders. We market systems for the performance of nerve conduction studies and needle electromyography procedures. Our product pipeline includes a system designed to deliver pharmacologic agents such as anesthetics and corticosteroids in close proximity to nerves for regional anesthesia, pain control, and the treatment of focal neuropathies. We are also developing devices and pharmaceutical agents to treat peripheral nerve and spinal cord injuries. For more information, visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding NeuroMetrix’s or its management’s expectations, hopes, beliefs, intentions, or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on NeuroMetrix’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting NeuroMetrix will be those that NeuroMetrix has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond NeuroMetrix’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include the factors described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any updates contained in subsequent  Quarterly Reports on Form 10-Q, as well as other documents that may be filed by NeuroMetrix from time to time with the Securities and Exchange Commission. NeuroMetrix is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Medical equipment	$583,851	$1,030,065	$2,713,445	$2,709,104
Consumables	5,641,227	6,150,006	23,423,581	28,411,696
Total revenues	6,225,078	7,180,071	26,137,026	31,120,800
Cost of revenues	1,833,709	2,310,568	7,535,616	9,011,941
Gross margin	4,391,369	4,869,503	18,601,410	22,108,859
Operating expenses:
Research and development	1,369,332	1,209,800	5,611,296	5,589,221
Sales and marketing	2,610,790	2,480,423	10,840,340	14,646,958
General and administrative	2,302,923	1,998,756	9,119,001	12,016,158
Legal settlement	—	3,705,866	—	3,705,866
Other, net	—	(332,500)	—	5,500,964
Total operating expenses	6,283,045	9,062,345	25,570,637	41,459,167
Loss from operations	(1,891,676)	(4,192,842)	(6,969,227)	(19,350,308)
Warrants fair value adjustment	2,216,578	—	(5,175,136)	—
Interest and other income (expense)	38,329	(301,705)	226,863	(1,779,068)
Income (loss) from continuing operations	363,231	(4,494,547)	(11,917,500)	(21,129,376)
Income (loss) from discontinued operations	—	352,100	—	(6,600,673)
Net income (loss)	$363,231	$(4,142,447)	$(11,917,5000)	$(27,730,049)

Per common share data, basic:
Income (loss) from continuing operations	$0.02	$(0.33)	$(0.71)	$(1.54)
Income (loss) from discontinued operations	—	0.03	—	(0.48)

Net income (loss)	$0.02	$(0.30)	$(0.71)	$(2.02)

NeuroMetrix, Inc.

Condensed Balance Sheets

(Unaudited)

	December 31, 2009	December 31, 2008

Cash and investments	$30,432,410	$19,797,284
Other current assets	8,423,428	9,613,811
Fixed assets, net	906,625	1,073,176
Intangibles and other assets	804,057	662,677
Total assets	$40,566,520	$31,146,948

Current liabilities	$4,481,912	$7,778,973
Noncurrent liabilities	374,737	535,424
Stockholders’ equity	35,709,871	22,832,551
Total liabilities and stockholders’ equity	$40,566,520	$31,146,948